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                                                                    Exhibit 99.4



           FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                                                January 20, 1999


To the several persons named
at the foot hereof

Ladies and Gentlemen:

          On January 7, 1999, CCW Acquisition Corp. ("CCW") executed and delivered a Registration Rights Agreement (the "Original Registration Rights Agreement") with the investors listed on Schedule I hereof (collectively, the "WCAS Purchasers"), the investors listed on Schedule II hereof (collectively, the ABlackstone Purchasers"), the investors listed on Schedule III hereof (collectively, the "Signal Purchasers") and the investors listed on Schedule IV hereof (the "Management Purchasers"), in connection with the sale and delivery by CCW to such parties of an aggregate 28,915,662 shares of Class A Common Stock, $.01 par value (the "Common Stock"), of CCW pursuant to the Securities Purchase Agreement, dated as of December 29, 1998 (the "Purchase Agreement"), among the Company and such parties. Upon the merger of CCW with and into Centennial Cellular Corp. (the "Company") on January 7, 1999, the Company succeeded to all the rights and obligations of CCW under the Original Registration Rights Agreement. On the date hereof, WCA Management Corporation ("WCA Management") is transferring to the persons listed on Schedule V hereof (collectively, the "Guayacan Purchasers," and collectively with the WCAS Purchasers, the Blackstone Purchasers, the Signal Purchasers and the Management Purchasers, the "Purchasers") an aggregate 170,556 shares of Common Stock and in connection therewith is assigning to the Guayacan Purchasers certain rights under the Original Registration Rights Agreement. For the foregoing reasons, the parties hereto desire to amend and restate the Original Registration Rights Agreement, as more fully set forth herein.

          1.  Certain Definitions.  As used herein, the following terms shall
              -------------------
have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
     other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Class A Common Stock, $.01 par value, of
           ------------
     the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 9 hereof.
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          "Exchange Act" shall mean the Securities Exchange Act of 1934 or any
           ------------
     similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
     Section 7 hereof.

          "Restricted Stock" shall mean any shares of capital stock of the
           ----------------
     Company, the certificates for which are required to bear the legend set forth in Section 2 hereof, held by any party to this Agreement.

          "Securities Act" shall mean the Securities Act of 1933 or any similar
           --------------
     federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 7
           ----------------
     hereof.

          2.  Restrictive Legend.  Each certificate representing the Common
              ------------------
Stock, other than Common Stock transferred in a public sale or as otherwise permitted by Section 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

          3.  Notice of Proposed Transfer.  In addition to any restrictions set
              ---------------------------
forth in the Stockholders Agreement, dated as of the date hereof among the Company and the Purchasers, prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Section 4 or 5 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if reasonably requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of the Restricted Stock may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of its notice; provided, however, that no such opinion
                                         --------  -------
or other documentation shall be required if such notice shall cover a pro rata distribution (without payment of additional consideration) by any Purchaser that is a partnership or limited liability company to its partners or members, as the case may be. Each certificate for Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act or is pursuant to an effective registration under the Securities Act) or (ii) the

                                       2
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opinion of counsel referred to above is to the further effect that (or, if no opinion is required, the Company determines that) the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

          The foregoing restrictions on transferability of Restricted Stock shall terminate as to any particular shares of Restricted Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

          4.  Required Registration.
              ---------------------

          (a) At any time after January 7, 2002, the holders of a majority of the outstanding Restricted Stock then held by the WCAS Purchasers or the Blackstone Purchasers may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that neither the WCAS Purchasers nor the
             --------  -------
     Blackstone Purchasers may request registration pursuant to this Section 4 more than once every six months.

          (b) Promptly following receipt of any notice under this Section 4, the Company shall immediately notify any holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register as soon as possible under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the original requesting holders, the number of shares of Restricted Stock specified in such notice (and in any notices received from other holders of Restricted Stock within 20 days after their receipt of such notice from the Company); provided, however, that if the proposed method of disposition specified by
     --------  -------
     the original requesting holders shall be an underwritten public offering, the number of shares of Restricted Stock to be included in such an offering may be reduced (pro rata among the requesting holders of Restricted Stock
                     --- ----
     based on the number of shares of Restricted Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Restricted Stock to be sold. In the event that the proposed method of disposition specified by the original requesting holders shall be an underwritten public offering, the original requesting holders may choose the managing underwriter (which shall be a nationally recognized investment banking firm), subject to the consent of the Company (which shall not be unreasonably withheld). Notwithstanding anything to the contrary contained herein, the obligation of

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

     the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid (subject to any cutbacks as contemplated hereinabove), for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold (and in such event, such shares to be sold by the Company for its own account shall be reduced or eliminated before any reduction in the number of shares to be sold by requesting holders pursuant to Section 4(b)). Except as provided in this paragraph (c), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

          5.  Incidental Registration.  If the Company at any time (other than
              -----------------------
pursuant to Section 4 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered; provided that nothing herein shall prevent the Company from
               --------
abandoning or delaying such registration at any time. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 5 to register Restricted Stock shall specify that either (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the holders of Restricted
                                --- ----

Stock requesting registration pursuant to this Section 5 based upon the number of shares of Restricted Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock shall
         --------  -------
not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company and the holders of Restricted Stock.

          Notwithstanding anything to the contrary contained in Section 4 or 5 hereof, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock and a holder of Restricted Stock does not elect to sell his Restricted Stock to the underwriters of the Company's securities in connection with such offering, such holder shall, to the extent required by such underwriters with respect to all holders of Restricted Stock, refrain from selling such Restricted Stock so registered pursuant to this Section 5 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its
--------  -------
Restricted Stock commencing on the 120th day after the effective date of such registration statement.

          6.  Registration Procedures and Expenses.  If and whenever the Company
              ------------------------------------
is required by the provisions of Section 4 or 5 hereof to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-1, S-3 or another form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and any documents incorporated by reference therein and file such other documents as may be necessary to keep such registration statement effective for the period specified in paragraph
     (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), and all amendments, supplements, and exhibits thereto, and such other documents as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement (and the Company hereby consents to the use of any such prospectus, together with such supplements and amendments, by the sellers and underwriters, if any, in connection with the offer and sale covered thereby);

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

          (e) immediately notify each seller under such registration statement and each underwriter, (i) when such registration statement or any post-effective amendment or supplement thereto becomes effective; (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and the Company shall use best efforts to prevent the initiation of proceedings for, prevent the entry of and/or remove such order or requirement); or (iii) of the happening of any event as a result of which such registration statement, as then in effect, the prospectus contained therein or any document incorporated by reference therein includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) use its best efforts to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such sellers stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or sellers may reasonably request;

          (g) take such actions as may be necessary or appropriate to obtain a CUSIP number (if none exists) for the Common Stock, and make all filings and secure all approvals required pursuant to the regulations of the National Association of Securities Dealers, Inc. in connection with such registration;

          (h) take such actions as may be necessary or appropriate to cause the Restricted Stock so to be registered to be listed on the principal securities exchange (or on the NASDAQ National Market System, as the case may be) on which the Company's Common Stock is then traded (or, in the case of an initial public offering, on such national securities exchange (or on the NASDAQ National Market System) as the Company shall elect);

          (i) use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to any holder of Restricted Stock, as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

          (j) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or six months after the effective date thereof.

          In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 4 and 5 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided, however, that
                                                        --------  -------
such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and provided, further, however,
                                                     --------  -------  -------
that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock.

          7.  Expenses.  All expenses incurred by the Company in complying with
              --------
Sections 4 and 5 hereof, including, without limitation, all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (including with respect to any special audit or Acold comfort@ letters), fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, as well as fees and expenses of counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses."

          The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4 or 5 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 4 or 5 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

          8.  Indemnification.  In the event of a registration of any of the
              ---------------
Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, the Company will indemnify and hold harmless, to the fullest extent permitted by law, each seller of such Restricted Stock thereunder, each underwriter of Restricted Stock thereunder, each of their respective affiliates, each of their and their affiliates' respective directors, officers, fiduciaries, agents, employees, stockholders, general and limited partners and members, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (all of the foregoing, collectively, "Claims") and expenses (including fees and expenses of counsel, and amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company
                                           --------  -------
will not be liable to any such indemnified party if and to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information pertaining to such indemnified party furnished by such indemnified party in writing specifically for use in such registration statement or prospectus.

          In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless, to the fullest extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, each other stockholder selling Restricted Stock under such registration statement and each affiliate, officer, director, fiduciary, agent, employee, stockholder, general or limited partner or member of such selling stockholder against all Claims and expenses (including fees and expenses of counsel, and amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such indemnified party for any legal or other expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that such seller
                                           --------  -------
will be liable hereunder to any such indemnified party if and only to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such indemnified party specifically for use in such registration statement or prospectus; provided,
                                                      --------
further, however, that the liability of each seller hereunder shall be limited
-------  -------
to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement.

          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party under this Section 8 except to the extent such indemnifying party is materially prejudiced thereby, and in any event will not relieve such indemnifying party from any liability which it may have to any indemnified party other than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in
                                  --------  -------
any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, or if the indemnifying party shall not diligently continue such defense in good faith, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but except as set forth above the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one firm (together with local counsel) to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

          If for any reason the indemnification provided for in the first two paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any Claims or expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such Claims or expenses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such Claims or expenses as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this
Section 8. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were
   --- ----
treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the Claims and expenses in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller of such Restricted Stock or related indemnified party shall be required to contribute any amount in excess of the amount of proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          The indemnification of underwriters provided for in this Section 8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

          The indemnification and contribution agreements contained herein shall be in addition to any other rights to indemnification and contribution which any indemnified party may have pursuant to law or contract or otherwise, shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of Restricted Stock by any such party.

          9.   Changes in Common Stock.  If, and as often as, there are any
               -----------------------
changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

          10.  Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

          (c) The Company hereby incorporates by reference and makes the representations and warranties set forth in the Purchase Agreement, to the extent applicable to this Agreement or the transactions contemplated hereby, as of the date hereof.

          11.  Rule 144 Reporting.  The Company agrees with you as follows:
               ------------------

          (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times as it is able to do so.

          (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time that the Company is subject to such reporting requirements of the Exchange Act.

          (c) The Company shall furnish to any holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

          12.  Miscellaneous.
               -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, any holder of Restricted Stock may assign its rights hereunder with respect to any of its Restricted Stock to any transferee of such Restricted Stock, provided that such transferee agrees in writing to become
                       --------
     a party hereto and to be bound as a holder of Restricted Stock hereby, and provided further that any WCAS Purchaser or Blackstone Purchaser shall
     --------
     specify in such assignment whether it is assigning rights under Section 4 hereof (in which case such transferee shall become entitled to the rights and subject to the obligations hereunder as fully to the same extent as, and shall deemed to be, a WCAS Purchaser or Blackstone Purchaser, as the case may be, hereunder) and, if assigning such rights, shall be entitled in such assignment to limit the ability of such transferee to further transfer such rights (and such status as a WCAS Purchaser or Blackstone Purchaser, as the case may be) to additional transferees.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by nationally recognized overnight courier services, transmitted by confirmed telecopy or mailed by first class registered mail, postage prepaid, addressed as follows:

          if to the Company, to it at:

          1305 Campus Parkway
          Neptune, New Jersey 07753
          Telecopy Number:  (732) 919-1022
          Attention: President;

          with a copy to:

          Reboul, MacMurray, Hewitt, Maynard & Kristol
          45 Rockefeller Plaza
          New York, New York  10111
          Telecopy Number:  (212) 841-5725

          Attention:  Robert A. Schwed, Esq.;

          if to any Purchaser, to it at its address set forth on Schedule I,
     Schedule II, Schedule III, Schedule IV or Schedule V hereto, as the case may be;

          if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

     or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company).

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof (without limiting the foregoing, the Original Registration Rights Agreement is hereby superseded in its entirety) and may not be modified or amended except in writing signed by, and the Company will not grant any registration rights to any other person without the consent of, the holders of a majority in interest of the Restricted Stock held by each of (i) the WCAS Purchasers, (ii) the Blackstone Purchaser and (iii) if adversely affected thereby, the other holders of Restricted Stock. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) Headings and section reference numbers in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (g) In the event that any one or more of the provisions set forth herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          (h) Except as specifically set forth in Section 8 hereof, this Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

          (i) Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

          Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                              Very truly yours

                              CENTENNIAL CELLULAR CORP.



                              By /s/ Michael J. Small
                                 ---------------------------------------------
                              Name: Michael J. Small
                              Title: Chief Executive Officer


Accepted and agreed to:

                              WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                              By WCAS VII Partners, L.P., General Partner


                              By /s/ Laura VanBuren
                                 ---------------------------------------------
                                      General Partner


                              WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                              By WCAS VIII Associates, L.L.C., General Partner


                              By /s/ Laura  VanBuren
                                 ---------------------------------------------
                                      Managing Member


                              WCAS CAPITAL PARTNERS III, L.P.
                              By WCAS CP III Associates, L.L.C., General Partner


                              By /s/ Laura VanBuren
                                 ---------------------------------------------
                                      Managing Member


                              WCAS INFORMATION PARTNERS, L.P.


                              By /s/ Bruce K. Anderson
                                 ---------------------------------------------
                                      General Partner

                                Patrick J. Welsh
                                Russell L. Carson
                                Bruce K. Anderson
                                Andrew M. Paul
                                Thomas E. McInerney
                                Laura M. VanBuren
                                Robert A. Minicucci
                                Anthony J. de Nicola
                                Paul B. Queally
                                Lawrence B. Sorrel
                                Priscilla A. Newman
                                Rudolph E. Rupert
                                D. Scott Mackesy


                                By /s/ Laura VanBuren
                                   ---------------------------------------------
                                        Laura M. VanBuren
                                        Individually and
                                        as Attorney-in-fact



                                KRISTIN M. ANDERSON TRUST


                                By: /s/ Patrick J. Welsh
                                    --------------------------------------------
                                            Trustee



                                MARK S. ANDERSON TRUST


                                By: /s/ Patrick J. Welsh
                                   ---------------------------------------------
                                            Trustee



                                DANIEL B. ANDERSON TRUST


                                By: /s/ Patrick J. Welsh
                                    --------------------------------------------
                                            Trustee

                            BLACKSTONE CCC CAPITAL PARTNERS L.P.

                            By: Blackstone Management Associates III L.L.C.,
                                  Its general partner


                            By /s/ Mark T. Gallogly
                               -------------------------------------------------
                               Name: Mark T. Gallogly
                               Title: Senior Managing Director


                            BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

                            By: Blackstone Management Associates III L.L.C.,
                                  Its general partner


                            By /s/ Mark T. Gallogly
                               -------------------------------------------------
                               Name: Mark T. Gallogly
                               Title: Senior Managing Director



                            BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

                            By: Blackstone Management Associates III L.L.C.,
                                  Its general partner


                            By /s/ Mark T. Gallogly
                               -------------------------------------------------
                               Name: Mark T. Gallogly
                               Title: Senior Managing Director

                             SIGNAL/CENTENNIAL PARTNERS, L.L.C.
                             By: Signal/Centennial Associates, L.L.C.
                             By: SIGNAL PARTNERS L.L.C.


                             By /s/ Timothy P. Reilly
                                ------------------------------------------------
                                     Managing Member



                             ROBERT W. BAIRD & CO., INC., TRUSTEE F/B/O
                             MICHAEL J. SMALL ROLLOVER IRA



                             By: /s/ Michael J. Small
                                 -----------------------------------------------
                             Title:



                               /s/ Michael J. Small
                             ---------------------------------------------------
                                     Michael J. Small



                              /s/ Peter W. Chehayl
                             ---------------------------------------------------
                                    Peter W. Chehayl



                              /s/ Edward G. Owen
                             ---------------------------------------------------
                                    Edward G. Owen



                             GUAYACAN PRIVATE EQUITY FUND, L.P.

                             By Advent-Morro Equity Partners, Inc., General Partner


                             By /s/ Cyril Meduna
                                ------------------------------------------------
                                Name: Cyril Meduna
                                Title: President

                                  SCHEDULE I

                                WCAS Purchasers
                                ---------------

Name and Address of Purchaser
-----------------------------

Welsh, Carson, Anderson
 & Stowe VII, L.P.

Welsh, Carson, Anderson
 & Stowe VIII, L.P.

WCAS Capital Partners III, L.P.

WCAS Information Partners, L.P.

Patrick J. Welsh

Russell L. Carson

Bruce K. Anderson

Andrew M. Paul

Thomas E. McInerney

Laura VanBuren

Robert A. Minicucci

Anthony J. de Nicola

Paul B. Queally

Priscilla A. Newman

Lawrence B. Sorrel

Rudolph E. Rupert

D. Scott Mackesy

c/o Welsh, Carson, Anderson & Stowe
     320 Park Avenue, Suite 2500
     New York, New York  10022
     Telecopy:  (212) 893-9575
     Attention:  Thomas E. McInerney

                                  SCHEDULE II

                             Blackstone Purchasers
                             ---------------------


Name and Address of Purchaser
-----------------------------

Blackstone CCC Capital Partners L.P.

Blackstone CCC Offshore Capital Partners L.P.

Blackstone Family Investment Partnership III L.P.

c/o The Blackstone Group
345 Park Avenue
New York, New York  10154
Telecopy:  (212) 754-8704
Attention: Mr. Mark T. Gallogly

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York  10017
Telecopy:  (212) 455-2502
Attention: Robert L. Friedman, Esq.

                                  SCHEDULE III

                               Signal Purchasers
                               -----------------


Name and Address of Purchaser
-----------------------------

Signal/Centennial Partners, L.L.C.
     10 East 53rd Street
     32nd Floor
     New York, NY 10022
     Telecopy: (212) 253-4235
     Attention: Alfred J. Puchala

     with a copy to:

     O'Sullivan, Graev & Karabell, LLP
     30 Rockefeller Plaza
     New York, New York  10112
     Telecopy:  (212) 408-2420
     Attention:  Phyllis Schwartz, Esq.

                                  SCHEDULE IV

                             Management Purchasers
                             ---------------------


Name and Address of Purchaser
-----------------------------

     Michael J. Small

     Michael J. Small Rollover IRA

     Peter W. Chehayl

     Edward G. Owen

     c/o Centennial Cellular Corp.
     1305 Campus Parkway
     Neptune, NJ 07753

                                   SCHEDULE V

                              Guayacan Purchasers
                              -------------------


Name and Address of Purchaser
-----------------------------


     Guayacan Private Equity Fund, L.P.

     c/o Advent-Morro Equity Partners, Inc.
     206 Tetuan Street, Suite 903
     San Juan, Puerto Rico
     Telecopy:  (787) 721-1735
     Attention:  Mr. Zoilo Mendez